UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 15, 2018

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 15, 2018, the Board of Directors of TETRA Technologies, Inc. ("TETRA" or the "Company") increased the size of the Board of Directors from seven (7) to eight (8) directors and in connection therewith appointed Gina A. Luna as member of the Board of Directors.  Ms. Luna will serve until the Company’s Annual Meeting of Stockholders in 2019 or until her successor has been duly elected and qualified. Ms. Luna has also been appointed to the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.  The Board of Directors has determined that Ms. Luna is independent, as independence is defined in the listing standards of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended.

Gina A. Luna, 45, has served as the Chief Executive Officer of Luna Strategies, LLC, an independent consulting firm since November 2016. Prior to that, Ms. Luna served at JPMorgan Chase & Co. for 21 years, holding several senior management level positions, most recently as Managing Director, Chase Commercial Banking, from 2009 to November 2016, as Chief Marketing Officer, Chase Commercial Banking, from 2005 to 2009, and as Chief Operating Officer, Commercial & Investment Banking, South Region, from 2000 to 2005. Ms. Luna received a Bachelor of Science in Business Administration, with majors in finance and management, from Texas A&M University.

Ms. Luna will receive compensation for her service as a director consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2018 and Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. It is anticipated that Ms. Luna will be granted an award of restricted shares of the Company’s common stock under the Tetra Technologies, Inc. 2018 Non-Employee Director Equity Incentive Plan consistent with the Company’s non-employee director compensation guidelines.

There are no arrangements or understandings between Ms. Luna and any other person pursuant to which she was appointed as a director. Neither the Company nor the Board of Directors is aware of any transaction in which Ms. Luna has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Luna will be indemnified by the Company pursuant to the Company’s Certificate of Incorporation and Amended and Restated Bylaws for actions associated with being a director.  In addition, the Company will enter into an indemnification agreement with Ms. Luna that will provide for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement will provide for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Ms. Luna as a result of her service as a director. The indemnification agreement is substantially identical to the form of agreement executed by the Company’s other directors and executive officers.

A copy of the news release announcing the appointment of Ms. Luna is attached hereto as Exhibit 99.1.

Item 9.01. Exhibits.

(d)                 Exhibits.

99.1	News Release dated July 18, 2018, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel
Date: July 18, 2018